UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2013

NAUGATUCK VALLEY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54447	01-0969655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Church Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 720-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Naugatuck Valley Financial Corporation (the “Company”) was held on June 20, 2013. The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.	The following individuals were elected as directors of the Company, to serve for three-year terms or until their successors are elected and qualified, by the following vote:

NAME	FOR	WITHHELD	BROKER NON-VOTES
James A. Mengacci	3,144,313	832,155	2,486,030
Orville G. Aarons	3,201,326	776,697	2,486,030

2.	The appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified by shareholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
5,695,324	743,806	51,232	2,486,030

3.	An advisory vote taken on the resolution to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement was approved by shareholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
3,189,841	648,099	175,392	2,486,030

4.	An advisory vote was taken on the selection of the frequency of the advisory vote on the compensation of the Company’s named executive officers. The results of the vote were as follows:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTENTIONS	BROKER NON-VOTES
2,900,054	121,307	867,817	115,234	2,486,030

The Company’s Board of Directors has determined that an advisory vote on the approval of the compensation of the Company’s named executive officers will be included annually in the Company’s proxy materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAUGATUCK VALLEY FINANCIAL CORPORATION

Date: June 21, 2013	By:	/s/ William C. Calderara
William C. Calderara
President and Chief Executive Officer